Exhibit 99.1

Source: LEEF Brands Inc.

July 27, 2026 08:00 ET

LEEF Brands Announces US$5.2 Million Preferred Financing to Purchase Processing Facility

VANCOUVER, British Columbia, July 27, 2026 (GLOBE NEWSWIRE) — LEEF Brands, Inc. (CSE: LEEF) (OTCQB: LEEEF) (“LEEF” or the “Company”) today announced the closing (the “Closing”) of its oversubscribed financing (the “Financing”) previously announced on March 12, 2026, and May 11, 2026, bringing total gross proceeds raised across all closings of the Financing to approximately US$14.5 million.

Proceeds from the Financing will be used to purchase a cannabis processing and storage facility that will dry, cure, freeze, and store biomass harvested at Salisbury Canyon Ranch before it is transported to LEEF Labs in Mendocino County for extraction. The facility is expected to provide the capacity needed to support Salisbury Canyon Ranch today, accommodate the Company’s planned expansion to its fully permitted 180-acre cultivation footprint, and provide additional capacity when LEEF expands cultivation to serve future interstate commerce and international export markets. In addition to supporting the Company’s cultivation operations, the facility has the potential to generate an additional revenue stream by providing processing and storage services for other cultivators.

“This financing represents another important milestone for LEEF as we continue investing in the infrastructure needed to support our long-term growth strategy,” said Micah Anderson, Chief Executive Officer of LEEF Brands. “Over the past two years, we’ve built one of California’s premier low-cost cultivation platforms at Salisbury Canyon Ranch. Owning our own processing and storage facility is the next step in strengthening our vertically integrated supply chain, supporting the continued expansion of Salisbury Canyon Ranch, and positioning LEEF to capitalize on future opportunities in California interstate commerce and international export markets.” Common Share of the Company (each, a “Common Share”) at an initial conversion price of US$0.25 per Common Share, subject to customary anti-dilution adjustments, comprised of: (i) an aggregate of 12,601,551 Series A-2 Shares issued as consideration for the cancellation of an aggregate of 11,204,376 Preferred Shares - Series 1 of the Company (each, a “Series A-2 Share”), including Series A-2 Shares issued as one-time supplemental payment to the holders of Series A-1 Shares in respect of the 40-day period from June 1, 2026 to July 10, 2026 during which such holders’ Series A-1 Shares were accruing dividends in favour of such holders, calculated on the same economic basis as the dividend rate applicable to the Series A-1 Shares (the “Exchange”); and (ii) an aggregate of 20,800,000 Series A-2 Shares issued at a price of US$0.25 per Series A-2 Share, for gross proceeds of US$5.2 million.

Jamie Mendola, an insider of the Company, participated in the Exchange, which constitutes a related party transaction pursuant to Multilateral lnstrument 61-101 - Protection of Minority Security Holders in Special Transactions (“Ml 61-101”). The Company relied on Sections 5.5(a) and 5.7(1)(a) of Ml 61-101 for an exemption from the formal valuation and minority shareholder approval requirements, respectively, of Ml 61-101, as neither the fair market value of the subject matter of, nor the fair market value of the consideration for, the Series A-2 Shares acquired pursuant to the Exchange by insiders under the Financing exceeded 25% of the Company’s market capitalization.

About LEEF Brands, Inc.

LEEF Brands, lnc. is a leading California and New York-based extraction and manufacturing cannabis company. With a comprehensive supply chain, innovative manufacturing processes, a dynamic bulk concentrate portfolio, and a growing line of branded products, LEEF powers some of the largest cannabis brands in the United States. For more information, visit www.leefbrands.com.

Forward-Looking Statements

This news release contains certain forward-looking information and forward-looking statements, as defined in applicable securities laws (collectively, “forward-looking statements”), including, but not limited to, statements regarding: the anticipated use of proceeds from the Financing; the anticipated effects of the purchase of a storage facility; the CompanyCs anticipated expansion to its fully permitted 180-acre cultivation footprint; the Company’s anticipated expansion of its cultivation to serve future interstate commerce and international export markets; the anticipated generation of an additional revenue stream by providing processing and storage services for other cultivators; the anticipated strengthening of the Company’s vertically integrated supply chain; the Company’s anticipated expansion of the Salisbury Canyon Ranch; the Company’s anticipated positioning to capitalize on future opportunities; and the Company’s future financial condition, operations, and objectives.

Forward-looking statements reflect current expectations or beliefs regarding future events or the Company’s future performance or financial results. All statements other than statements of historical fact are forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “continues”, “forecasts”, “projects”, “predicts”, “intends”, “anticipates”, “targets” or “believes”, or variations of, or the negatives of, such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved.

All forward-looking statements, including those herein, are qualified by this cautionary statement.

Although the Company believes that the expectations expressed in such statements are based on reasonable assumptions, including but not limited to: the assumption that the use of proceeds from the Financing will be as anticipated; the assumption that the effects of the purchase of a storage facility will be as anticipated; the assumption that the Company will expand to its fully permitted 180-acre cultivation footprint; the assumption that the Company will expand its cultivation to serve future interstate commerce and international export markets; the assumption that the Company will generate an additional revenue stream by providing processing and storage services for other cultivators; the assumption that the strengthening of the Company’s vertically integrated supply chain is as anticipated; the assumption that the Company will expand the Salisbury Canyon Ranch; the assumption that the Company’s positioning to capitalize on future opportunities will be as anticipated; and the assumption that the Company’s future financial condition, operations, and There are certain factors that could cause actual results to differ materially from those in the forward-looking information, including, but not limited to: the risk that the use of proceeds from the Financing will not be as anticipated; the risk that the effects of the purchase of a storage facility will not be as anticipated; the risk that the Company will not expand to its fully permitted 180-acre cultivation footprint; the risk that the Company will not expand its cultivation to serve future interstate commerce and international export markets; the risk that the Company will not generate an additional revenue stream by providing processing and storage services for other cultivators; the risk that the strengthening of the Company#s vertically integrated supply chain is not as anticipated; the risk that the Company will not expand the Salisbury Canyon Ranch; the risk that the Company#s positioning to capitalize on future opportunities will not be as anticipated; the risk that the Company#s future financial condition, operations, and objectives will not be as anticipated; and the risks disclosed in the Company#s public filings on the Company#s issuer profile on the System for Electronic Document Analysis and Retrieval+ at www.sedarplus.ca. Accordingly, readers should not place undue reliance on forward-looking statements.

Contact

LEEF Brands, Inc.

Per: Jesse Redmond

Chief Strategy & Investor Relations Officer

Phone: +1 {805) 717-9327

Email: ir@leefca.com